UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2019

KEYSIGHT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36334	46-4254555
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 Fountaingrove Parkway Santa Rosa CA	95403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 829-4444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 21, 2019, the Board of Directors (the “Board”) of Keysight Technologies, Inc. (the “Company”) increased the size of the Board from 7 (seven) to 8 (eight) directors, and, following the recommendation of the Nominating and Corporate Governance Committee, appointed Paul Lacouture as a director, effective immediately. Mr. Lacouture will serve as a Class III director with a term expiring at the 2020 Annual Meeting of the Stockholders. The Board has determined that Mr. Lacouture meets the independence standards adopted by the Board in compliance with the New York Stock Exchange rules and Item 407(a) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”).
Mr. Lacouture served as a director of Neustar, Inc. from 2007 to 2017. Previously, Mr. Lacouture retired as Executive Vice President of Engineering and Technology for Verizon Telecom, a telecommunications services provider, in 2007, a position he had held since 2006. From 2000 to 2006, Mr. Lacouture was President of the Verizon Network Services Group, a telecommunications services provider. Prior to the Bell Atlantic/GTE merger in July 2000, Mr. Lacouture was President of the Network Services group at Bell Atlantic. Mr. Lacouture received his Bachelor of Science degree in Electrical Engineering from Worcester Polytechnic Institute and MBA from Northeastern University. Additionally, Mr. Lacouture brings extensive management experience from numerous senior management positions and considerable public company director experience.
Mr. Lacouture will receive the standard compensation for his service as a non-employee director in accordance with the Company’s director compensation program, which is described in the Company’s annual proxy statement filed with the SEC on February 1, 2019. In connection with this appointment, the Company and Mr. Lacouture will enter into the Company’s standard form of indemnification agreement.
There are no arrangements or understandings between Mr. Lacouture and any other person pursuant to which Mr. Lacouture was elected as a director. There are no transactions in which Mr. Lacouture has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act.
The Company issued a press release on March 25, 2019 announcing the appointment of Mr. Lacouture to the Board. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 5.07     Submission of Matters to a Vote of Security Holders.
On March 21, 2019, Keysight Technologies, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) in Indian Wells, California. As of January 22, 2019, the Company’s record date for the Annual Meeting, there were a total of 187,746,375 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 167,009,890 shares of Common Stock or 88.96% were represented in person or by proxy and, therefore, a quorum was present.
The stockholders of the Company voted on the following items at the Annual Meeting:

1.	Election of the Directors nominated by the Board of Directors.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019.

3.	Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers for fiscal year 2018.

Votes regarding the election of the director nominees were as follows:

Nominee	For	Against	Abstain	Non-Vote	Uncast
James G. Cullen	133,772,664	16,580,593	323,649	16,332,984	0
Jean M. Halloran	150,163,858	442,756	70,292	16,332,984	0
Based on the votes set forth above, the director nominees were duly elected.

The proposal to ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019 received the following votes:

For	Against	Abstain	Non-Vote	Uncast
166,628,843	231,871	149,176	0	0
Based on the votes set forth above, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019 was duly ratified.

The proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers for fiscal year 2018 received the following votes:

For	Against	Abstain	Non-Vote	Uncast
146,903,592	3,596,775	176,539	16,332,984	0
Based on the votes set forth above, the compensation of the Company’s named executive officers for fiscal year 2018 was approved.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.     The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act:

Exhibit No.	Exhibit
99.1	Press release, dated March 25, 2019, announcing new board member.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSIGHT TECHNOLOGIES, INC.

	By:	/s/ Jeffrey K. Li
	Name:	Jeffrey K. Li
	Title:	Vice President, Acting General Counsel and
Assistant Secretary

Date: March 26, 2019